                  [FORM OF FINANCIAL GUARANTEE INSURANCE POLICY]


                           MBIA  INSURANCE CORPORATION

                       FINANCIAL GUARANTEE INSURANCE POLICY

                               NOVEMBER ___ , 1998


                                                              POLICY NO. [____]


RE: METRIS MASTER TRUST $500,000,000 CLASS A FLOATING RATE ASSET BACKED SECURITIES, SERIES 1998-[__] (THE SECURITIES)

INSURED OBLIGATION:      OBLIGATION OF THE METRIS MASTER TRUST
                         (THE TRUST) TO PAY PRINCIPAL AND INTEREST ON THE
                         SECURITIES

BENEFICIARY:             THE BANK OF NEW YORK (DELAWARE), AS TRUSTEE OF THE
                         TRUST (TOGETHER WITH ANY SUCCESSOR TRUSTEE DULY
                         APPOINTED AND QUALIFIED UNDER THE POOLING AND SERVICING
                         AGREEMENT AS DEFINED BELOW (THE TRUSTEE))



     MBIA INSURANCE CORPORATION ("MBIA"), for consideration received, hereby unconditionally and irrevocably guarantees to the Trustee, subject only to the terms of this Financial Guarantee Insurance Policy (the "Policy"), payment of the Insured Obligation. MBIA agrees to pay (x) to the Trustee, in respect of each Distribution Date, an amount equal to (a) the amount, if any, by which the sum of (i) Class A Monthly Interest for such Distribution Date exceeds the amounts on deposit in the Interest Funding Account available for distribution of such amounts and (ii) the Servicing Fee allocable to the Securities for the preceding Monthly Period exceeds the amount previously paid to the Servicer with respect to the Servicing Fee allocable to the Securities for such Monthly Period, (b) the Potential Class A Charge-Off for such Distribution Date and (y) on behalf of the Trustee, an amount equal to any Avoided Payment;

PROVIDED, HOWEVER, that no payment (other than any payment made in respect of Avoided Payments) under this Policy with respect to any Distribution Date shall exceed the Policy Amount for such Distribution Date. MBIA's obligations under this Policy will be discharged to the extent funds equal to the amounts described above are received by the Trustee, whether or not such funds are properly applied by the Trustee.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998 (the "Pooling and Servicing Agreement") among Metris Receivables, Inc., as


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transferor (the "Transferor'), Direct Merchants Credit Card Bank, National
Association, as servicer (the "Servicer") and The Bank of New York (Delaware), as trustee (the "Trustee") or the Series 1998-[__] Supplement dated as of November ___, 1998 (the "Series 1998-[__] Supplement") among the Transferor, Servicer and Trustee, as the context may require.

     As used herein the term "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Transferor, the Servicer or Metris Companies Inc. ("Metris"), the commencement, after the date hereof, of any proceedings by or against the Transferor, the Servicer or Metris for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, the Servicer or Metris.

     As used herein the term "Invested Amount" means the aggregate principal balance of the Securities then outstanding.

     As used herein the term "Policy Amount" means, with respect to any Distribution Date, the sum of (a) in the case of the first Distribution Date, the Invested Amount as of the Closing Date, or in the case of any Distribution Date thereafter, the Invested Amount on the immediately preceding Distribution Date (after giving effect to the distributions of Class A Principal on such preceding Distribution Date), (b) Class A Monthly Interest payable on such Distribution Date and (c) the Servicing Fee allocable to the Securities payable on such Distribution Date.

     Payment of amounts hereunder shall be made in immediately available funds on the later of (a) 12:00 noon, New York City time, on the first Business Day preceding the Distribution Date and (b) 12:00 noon, New York City time, on the Business Day next succeeding presentation to State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent") (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto ("NOTICE FOR PAYMENT"), appropriately completed and executed by the Trustee. A Notice for Payment under this Policy may be presented to the Fiscal Agent on any Business Day following the Servicer Report Date in respect of which the Notice for Payment is being presented, by (a) delivery of the original Notice for Payment to the Fiscal Agent at its address set forth below, or (b) facsimile transmission of the original Notice for Payment to the Fiscal Agent at its facsimile number set forth below. If presentation is made by facsimile transmission, the Trustee shall (i) simultaneously confirm transmission by telephone to the Fiscal Agent at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to the Fiscal Agent at its address set forth below. Any Notice for Payment received by the Fiscal Agent after 1:00 p.m., New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by the Fiscal Agent at 9:00 a.m., New York City time, on the next succeeding Business Day.

     Subject to the foregoing, if the payment of any amount with respect to the Insured Obligation is voided (a "PREFERENCE EVENT") under any applicable bankruptcy, insolvency,

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receivership or similar law in an Insolvency Proceeding, and as a result of such Preference Event, any Class A Securityholder is required to return such voided payment, or any portion of such voided payment, made in respect of any Security (an "AVOIDED PAYMENT"), MBIA will pay an amount equal to such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon payment by such Class A Securityholder of such Avoided Payment and receipt by the Fiscal Agent from the Trustee on behalf of such Class A Securityholder of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Class A Securityholder is required to return any such payment or portion thereof prior to the Termination Date of this Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "FINAL ORDER"), (y) an assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by such Class A Securityholder irrevocably assigning to MBIA all rights and claims of such Class A Securityholder relating to or arising under such Avoided Payment, and (z) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Trustee.

     MBIA shall make payments due in respect of Avoided Payments prior to 12:00 noon, New York City time, on the later to occur of (a) the date when due to be paid pursuant to the Final Order or (b) the first to occur of (i) the fourth Business Day following the Fiscal Agent's receipt of the documents required under clauses (x) through (z) of the preceding paragraph and (ii) the date that such documents are received by the Fiscal Agent, if at least four Business Days prior to such receipt, the Fiscal Agent shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Any such documents received by the Fiscal Agent after 1:00 p.m., New York City time, on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Fiscal Agent prior to 1:00 p.m. on the next succeeding Business Day. All payments made by MBIA hereunder on account of any Avoided Payment shall be made to the receiver or the trustee in bankruptcy named in the Final Order on behalf of the Class A Securityholder and not to the Trustee or any Class A Securityholder directly unless such Class A Securityholder has returned such Avoided Payment to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to the Trustee for the benefit of the Class A Securityholder entitled to such payment upon proof of such payment reasonably satisfactory to MBIA.

     If any Notice for Payment received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Fiscal Agent, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee, and the Trustee may submit an amended Notice for Payment.

     Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Class A Securityholder by wire transfer of immediately available funds in the amount of such payment, less, in respect of Avoided Payments, any amounts held by the Trustee for the payment of such Avoided Payments and legally available therefor.

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     The Fiscal Agent is the agent of MBIA only, and the Fiscal Agent  shall in no event be liable to Class A Securityholders for any acts of the Fiscal Agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

     MBIA shall be subrogated to the rights of each Class A Securityholder to receive payments under the Pooling and Servicing Agreement or Series 1998-[__] Supplement to the extent of any payment by MBIA hereunder.

     MBIA hereby waives and agrees not to assert any and all rights to require the Trustee to make demand on or to proceed against any person, party or security prior to the Trustee demanding payment under this Policy.

     No defenses, set-offs and counterclaims of any kind available to MBIA so as to deny payment of any amount due in respect of this Policy will be valid and MBIA hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Any rights of subrogation acquired by MBIA as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Securities.

     This Policy is neither transferable nor assignable, in whole or in part, except to a successor trustee duly appointed and qualified under the Pooling and Servicing Agreement. All notices, presentations, transmissions, deliveries and communications made by the Trustee to MBIA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to MBIA at:

               MBIA  Insurance Corporation
               113 King Street
               Armonk, New York  10504
               Attention: Insured Portfolio Management, Structured Finance
               Telephone:     (914) 273-4949
               Facsimile:     (914) 765-3163

or such other address, telephone number or facsimile number as MBIA may designate to the Trustee in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by MBIA.

     Any notice hereunder delivered to the Fiscal Agent of MBIA may be made at the address listed below for the Fiscal Agent of MBIA or such other address as MBIA shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

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     The obligations of MBIA under this Policy are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Transferor, the Servicer or any other person to perform any covenant or obligation in favor of MBIA (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Trustee, the Transferor, the Servicer or any other person shall in any way affect or limit MBIA's obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Trustee, the Trustee shall be entitled to recover from MBIA costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

     There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of MBIA.

     This Policy and the obligations of MBIA hereunder shall terminate on the date (the "TERMINATION DATE") that is one year and one day following the earlier of (a) the Series 1998-[__] Termination Date in respect of the Securities and (b) the date on which all amounts required to be paid to the Class A Securityholders have been paid in full, provided, that, if any Insolvency Proceeding is existing by or against the Transferor, the Servicer or Metris during such one year and one day period, then this Policy and MBIA's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, provided, further that, and notwithstanding anything herein to the contrary, this Policy shall not terminate prior to the date on which MBIA has made all payments required to be made under the terms of this Policy in respect of Avoided Payments.

     All payments made hereunder by MBIA shall be made with MBIA's own funds. The payment by the Trust or MBIA to the Trustee of any amount guaranteed by the first paragraph of this Policy, and the payment by MBIA of any Avoided Payment after the occurrence of a Preference Event shall constitute "PAYMENTS" for all purposes under this Policy. In no event shall any payment be made under this Policy on account of (a) the failure of the Trustee to deliver the proceeds of any such payment to any Class A Securityholder or (b) the failure of any such Class A Securityholder to claim any such proceeds from the Trustee.

     This Policy is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

     This Policy sets forth in full the undertaking of MBIA, and shall not, except with the prior written consent of the Trustee or otherwise in accordance with the express terms hereof, be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto and may not be canceled or revoked by MBIA prior to the Termination Date.

     This Policy shall be returned to MBIA by the Trustee on the Termination
Date.

                                     -5-
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     THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, MBIA has caused this Policy to be executed on the date first written above.

                            MBIA  INSURANCE CORPORATION



                           -------------------------------

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

EXHIBIT A TO FINANCIAL GUARANTEE INSURANCE POLICY, NUMBER [____]
MBIA  Insurance Corporation
113 King Street
Armonk, New York  10504
Attention:  Insured Portfolio Management,
               Structured Finance

                                 NOTICE FOR PAYMENT

             UNDER FINANCIAL GUARANTEE INSURANCE POLICY NUMBER [____]

     The Bank of New York (Delaware), as Trustee (the "TRUSTEE"), hereby certifies to MBIA Insurance Corporation ("MBIA") with reference to that certain Financial Guarantee Insurance Policy, Number [_____] , dated November ___, 1998 (the "Policy"), issued by MBIA in favor of the Trustee under the Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998 among Metris Receivables, Inc., as transferor (the "TRANSFEROR"), Direct Merchants Credit Card Bank, National Association, as servicer (the "SERVICER") and the Trustee (the "POOLING AND SERVICING AGREEMENT"), as supplemented by the Series 1998-[ ]Supplement dated as of November ___, 1998 among the Transferor, the Servicer and the Trustee (the "SERIES 1998-[ ] SUPPLEMENT"), as follows:

     1. The Trustee is the Trustee under the Pooling and Servicing Agreement and the Beneficiary under the Policy.

     2.   The Trustee is entitled to make a demand under the Policy
[pursuant to Section [___] of the Series 1998-[__] Supplement] [as a result of the occurrence of a Preference Event as defined in the Policy].

[For a Notice for Payment in respect of a Distribution Date use the following paragraphs 3, 4, 5 and 6.]

     3. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Trustee by the Servicer, for such Distribution Date is $_______. The amount demanded by this notice does not exceed such Policy Amount.

     4. The Trustee demands payment of $___________ which is an amount equal to (a) the amount by which the sum of (i) Class A Monthly Interest for such Distribution Date exceeds the amounts on deposit in the Interest Funding Account available for distribution of such amounts, and (ii) the Servicing Fee allocable to the Securities (as defined in the Policy) for the preceding Monthly Period exceeds the amount previously paid to the Servicer with respect to the Servicing Fee allocable to the Securities for such Monthly Period and (b) the Potential Class A Charge-Off for such Distribution Date.

     5. The amount demanded is to be paid in immediately available funds to the Collection Account at ______________, account number _______________.

[For a Notice for Payment in respect of an Avoided Payment use the following paragraphs 3 and 4.]

     3. The Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the Policy, by all Class A Securityholders on account of a Preference Event [$_____________] (the "AVOIDED PAYMENT AMOUNT"), (ii) each Class A Securityholder with respect to which the drawing is being made under the Policy has paid or simultaneously with such draw on the Policy will pay such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to MBIA or are attached hereto.

     4. The amount demanded is to be paid in immediately available funds by wire transfer to [_______________________].


[For a Notice for Payment relating to both an Avoided Payment and a Distribution Date, use the following paragraphs 3, 4, 5 and 6.]

     3. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Trustee by the Servicer, for such Distribution Date is $________. The amount demanded by this notice does not exceed such Policy Amount.

     4. The Trustee demands payment of $___________ which is an amount equal to (a) the amount by which the sum of (i) Class A Monthly Interest for such Distribution Date exceeds the amounts on deposit in the Interest Funding Account available for distribution of such amounts, and (ii) the Servicing Fee allocable to the Securities (as defined in the Policy) for the preceding Monthly Period exceeds the amount previously paid to the Servicer with respect to the Servicing Fee allocable to the Securities for such Monthly Period and (b) the Potential Class A Charge-Off for such Distribution Date.

     5. The Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the Policy, by all Class a Securityholders on account of a Preference Event [$___________] (the
"Avoided Payment Amount"), (ii) each Class A Securityholder with respect to which the drawing is being made under the Policy has paid or simultaneously with such draw on the Policy will pay such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to MBIA or are attached hereto.

     6. The amount demanded is to be paid in immediately available funds by wire transfer to [___________________].

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

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement or Series 1998-[__] Supplement, as the context may require.

     IN WITNESS WHEREOF, this notice has been executed this ____ day of __________, _______.

                                   The Bank of New York (Delaware), as Trustee

                                   By:
                                      ---------------------------------
                                             Authorized Officer


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EXHIBIT B TO FINANCIAL GUARANTEE INSURANCE POLICY, NUMBER [____]

                                  FORM OF ASSIGNMENT

Reference is made to the Financial Guarantee Insurance Policy No. [____], dated November ___, 1998, (the "POLICY") issued by MBIA Insurance Corporation ("MBIA") relating to the $500,000,000 Class A Floating Rate Asset Backed Securities, Series 1998-[__]. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of [$__________] paid by the undersigned (the "HOLDER") on [__________________] and the payment by MBIA in respect of such Avoided Payment pursuant to the Policy, the Holder hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Holder's rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the Holder now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Holder represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Holder.(1)

                                   ------------------------------------
                                             Holder of Certificate




-----------------------
(1) In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Holder's right, title and interest in such rights and claims, the Holder and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

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